UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 10, 2016

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, Cantel Medical Corp. (Company) announced that Steven C. Anaya, Senior Vice President and Chief Accounting Officer of the Company, will be departing the Company on or about March 31, 2017.

In connection with Mr. Anaya’s announced departure, the Company and Mr. Anaya entered into a Separation Agreement and General Release that provides for the following, among other terms, all subject to the terms and conditions of such agreement:

(i)                                     Mr. Anaya will remain employed by the Company through March 31, 2017.

(ii)                                  Mr. Anaya will receive his full target bonus attributable to the fiscal year ending July 31, 2017.

(iii)                               All unvested shares of restricted stock held by Mr. Anaya on his last date of employment by the Company will automatically accelerate and fully vest on such date.

(iv)                              Mr. Anaya will be paid a lump sum of $401,681 following his last date of employment.

(v)                                 The Company will pay the “employer portion” of the premium for COBRA medical and dental insurance for up to 12 months.

(vi)                              The Amended and Restated Executive Severance Agreement between Mr. Anaya and the Company dated as of November 17, 2014 has been terminated.

The foregoing summarizes the  Separation Agreement and General Release, but does not purport to be complete and is qualified in its entirety by the terms and conditions of the such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements, Pro-Forma Financial Information and Exhibits

(d) Exhibits

Exhibit 10.1           Separation Agreement and General Release dated as of November 10, 2016 between the Company and Steven C. Anaya.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Jorgen B. Hansen
Jorgen B. Hansen
President and Chief Executive Officer
Dated: November 16, 2016